EXHIBIT 10.1

                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS

     This Agreement for Purchase and Sale Of Assets ("Agreement") is entered into and effective as of October 20, 2004 at San Diego, California, by and between The Mobile Solution Corporation, a Delaware corporation, having its principal business address located at 1660 Hotel Circle North, Suite 500, San Diego, CA 92108 ("Buyer") and AxcessMobile, LLC, a California limited liability company, having its principal business address located at 5880 Pacific Center Blvd., San Diego, California 92121 ("Seller").

         Buyer desires to purchase from Seller and Seller desires to sell to Buyer, on the terms and subject to the conditions of this agreement, the assets of Seller described in Section 1 below in exchange for the consideration described in Section 2 below. In consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties agree as follows:

     1. Sale of Assets. Subject to the terms and conditions set forth in this Agreement, Seller will sell, convey, transfer, assign, and deliver to Buyer, and Buyer will purchase from Seller, the assets of Seller consisting of kiosks and related trade fixtures and equipment together with all right, title and interest held by Seller pursuant to those certain Tenancy Agreements with respect to each of the six (6) kiosk locations in Westfield Shoppingtown Centers as further described in Exhibit A, attached hereto and incorporated herein ("Tenancy Agreements") (all of which are sometimes collectively referred to as the "Assets") on or before the closing date.

     2. Purchase Price.

        2.1 As payment for the transfer of the Assets to Buyer, Buyer shall deliver a cashier's check payable to the order of Seller in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) ("Purchase Price") upon the execution of this Agreement.

        2.2 As further security for Buyer's performance hereunder, Buyer shall deliver an amount equal to $95,044.00 ("Security Deposit") to an escrow ("Escrow Holder") to be mutually agreed upon between the parties with Escrow Instructions mutually agreed upon between the parties. The purpose of the Security Deposit will be to secure Buyer's performance of its obligations under the Tenancy Agreements. The parties contemplate that a "holding escrow" will be required with an appropriately bonded escrow company, such as Allsion-McCloskey Escrow Company. Although the parties intend for escrow instructions to be the same as or similar to the language set forth in this Section 2.2 regarding the release of funds by Escrow Holder from the Security Deposit, it is understood and agreed that Escrow Holder may require materially different escrow instructions before it will agree to serve as Escrow Holder under this Agreement. The parties agree to execute and deliver any and all documents and will cause any and all action to be taken, either before or after the closing date, which may be necessary or proper to effect or evidence the Security Deposit, the appointment of Escrow Holder, and the preparation and execution of Escrow Instructions.

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The Security Deposit shall be held by Escrow Holder in an interest bearing account. The Security Deposit shall be allocated to the Tenancy Agreements in accordance with the allocations set forth in Exhibit A. Subject to the conditions of this Section 2.2, there shall be six (6) separate releases to Buyer from the Security Deposit by Escrow Holder. The amount of each release shall be the amount allocated in Exhibit A to each Tenancy Agreement ("Specific Tenancy Release"). A Specific Tenancy Release shall occur upon the termination date of each Tenancy Agreement as set forth in Exhibit A. However, I in the event of a default by Buyer, defined as a failure by Buyer to pay Landlord either rent or other monetary obligation as required under that specific Tenancy Agreement ("Monetary Default"),, as noticed by Landlord under the provisions of any such Tenancy Agreement ("Notice of Default"), then Escrow Holder, upon receipt of such Notice of Default, shall immediately send to Seller and Buyer by fax and by U.S. Postal Service prepaid mail a photocopy of the Notice of Default. Buyer shall have ten (10) calendar days to cure the Monetary Default as set forth in the Notice of Default. If the Monetary Default is not cured by Buyer on or before 5:00 p.m. at the end of the tenth day, then Escrow Holder shall release to Seller the amount of the Monetary Default set forth or described in the Notice of Default less any amounts paid by Buyer to cure the Monetary Default, but in no event more that the amount of the Security Deposit allocated in Exhibit A to the Tenancy Agreement that is the subject of such Notice of Default. After such release to Seller, if there is any amount remaining in the Security Deposit at the termination of the specific Tenancy Agreement to which such amount is allocated in Exhibit A, the remaining amount shall be released to Buyer upon the termination date of such Tenancy Agreement as indicated on Exhibit A; provided, there are no outstanding Monetary Defaults remaining uncured thereunder. In the event Escrow Holder releases any amounts of the Security Deposit to Seller because of an alleged Monetary Default that is the result of Landlord error or because Landlord was not timely in its delivery of a writing to Escrow Holder evidencing the Monetary Default was partially or completely cured ("Landlord Error"), Seller shall immediately return to Escrow Holder all amounts received from Escrow Holder in connection with Landlord Error. Evidence of a partial payment or cure by Buyer of the Monetary Default shall be effective only if it is in writing from the Landlord. Notwithstanding the foregoing, should Landlord execute a document which states that $5,000.00 ("$5,000") of Seller's tenant security deposit regarding the Tenancy Agreement for Westfield Shoppingtown Plaza Camino Real Space No. 9017 has been transferred to Buyer as part of or in connection with the assignment of the Tenancy Agreements ("Transfer of $5,000 Deposit Document"), Escrow Holder shall release to Seller $5,000 from the Security Deposit upon delivery to Escrow Holder by Seller of the Transfer of $5,000 Deposit Document. However, in the event the Transfer of $5,000 Deposit Document is not delivered to Escrow Holder on or before May 1, 2005, Escrow Holder shall be under no obligation to release the $5,000 to Seller, and Escrow Holder shall release the $5,000 to Buyer upon the termination date of the Tenancy Agreement for Westfield Shoppingtown Plaza Camino Real Space No. 9017, and Buyer shall assign any right to said $5,000 owed to Seller by Landlord. All escrow fees charged by Escrow Holder shall be paid by Buyer.

        2.3 The Purchase Price will be allocated to the Assets in accordance with the itemized amounts, set forth and adjacent to the Assets appearing on Exhibit A. Each of the parties shall report this transaction for federal and state income tax purposes consistent with and in accordance with this allocation of the Purchase Price.

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        2.4 In Addition to the Purchase Price, Buyer shall pay (i) all sales and use taxes arising directly out of this transaction, if any, and (ii) Personal Property taxes with respect to the Assets, if any, prorated as of the closing date. Buyer shall not be responsible or liable for any business, occupation, withholding or similar tax, or any taxes of any other type, arising in connection with the Seller's operation of the Assets.

     3. Contracts Assumed By Buyer. Buyer will assume all of Seller's obligations under the contracts with respect to the ADT security system and monitoring, the DSL line and telephone phone lines. It is expressly understood and agreed that Buyer will not be liable for any of the obligations or liabilities of Seller of any kind other than those specifically assumed by Buyer under this Agreement. Notwithstanding the above, all contractual obligations and claims of thirds parties arising out of or relating to the operation of the Assets by Seller prior to the closing date except for those specific obligations set forth above in this Section 3, shall remain the obligation of Seller no matter when such obligations or claims are asserted by a third parties, and all leasehold obligations relating to the Tenancy Agreements prior to the closing date shall remain the obligation of Seller no matter when such obligations are asserted by the Landlord.

     4. Representations and Warranties of Seller. Seller warrants that:

        4.1 Seller is a Seller duly organized, validly existing, and in good standing under the laws of California and has all necessary powers to own the Assets;

        4.2 The Tenancy Agreements between Westfield Shoppingtown Centers and Seller previously delivered to Buyer are true, complete and correct copies of such agreements. The Tenancy Agreements are valid and in full force, and there are no defaults or events that with notice, lapse of time, or both would constitute defaults under any such Tenancy Agreements.

        4.3 Seller has good and marketable title to the tangible personal property owned by, in the possession of, or used by Seller constituting the Assets. All such Assets are free and clear of restrictions on or conditions to transfer or assignment, and of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except for the lien of current taxes not yet due and payable. Seller is not in default or in arrears in any material respect under any of the Tenancy Agreements. Except for the foregoing representations and warranties, the Assets are sold "as-is, where-is" without warranty of any kind whatsoever.

        4.4 Seller has the right, power, legal capacity, and authority to enter into and perform their respective obligations under this agreement, and no approvals or consents of any persons other than Seller are necessary in connection with it. The execution and delivery of this agreement by Seller has been duly authorized by Seller.

        4.5 None of the warranties made by Seller contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to prevent the statements from being misleading.

     5. Covenants of Seller. Seller covenant with Buyer that from the date of this agreement until the delivery of the Assets to Buyer:

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        5.1 All warranties of Seller set forth in this agreement and in any written statements delivered to Buyer by Seller under this Agreement will be as true and correct on the closing date as if made on that date.

     6. Covenants of Buyer. Buyer covenants with Seller that from the date of this agreement until the closing date:

        6.1 Unless and until the delivery of the Assets to Buyer has been consummated, Buyer will hold in strict confidence, and will not use to the detriment of Seller, all data and information with respect to the business of Seller obtained in connection with this transaction or agreement. If the transactions contemplated by this agreement are not consummated, Buyer will return to Seller all that data and information that Seller may reasonably request, including worksheets, test reports, manuals, lists, memoranda, and other documents prepared by or made available to Buyer in connection with this transaction.

        6.2 Buyer will use its best efforts to assist Seller in obtaining the consent of all necessary persons and agencies to the assignment and transfer to Buyer of the Assets, and agreements to be assigned and transferred under the terms of this agreement.

        6.3 In the event that Landlord disapproves the assignment of any of the Tenancy Agreements for any of the six (6) kiosk locations for any reason (or no reason)("Assignment Disapproval"), this transaction shall automatically unwind, and all money paid to Seller by Buyer and all money released to Seller by Escrow Holder shall be completely returned to Buyer within ten (10) calendar days from the date that Landlord gives written notice of Assignment Disapproval.

     7. Buyer's Conditions. The obligations of Buyer to purchase the Assets under this Agreement are subject to the satisfaction, on or before the closing date, of all the conditions set out below in this Article Seven. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition constitutes a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Seller are in default of any of their representations, warranties, or covenants under this Agreement.

        7.1 Except as otherwise permitted by this Agreement, all warranties by the Seller in this Agreement, or in any written statement that will be delivered to Buyer under this agreement, must be true on the closing date as though made at that time.

        7.2 On or before the closing date, Seller will have performed, satisfied, and complied with all covenants, agreements, and conditions required of any of them by this Agreement.

        7.3 All necessary agreements and consents of any parties to the consummation of the transactions contemplated in this Agreement, or otherwise pertaining to the matters covered by it, will have been obtained by Seller and delivered to Buyer.

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     8. Intentionally Omitted.

     9. Transfer. The transfer of the Assets by Seller to Buyer will take place at each of the respective locations described in the Tenancy Agreements, on or before November 1, 2004 at 10:00 a.m., or such other time and place as Buyer and Seller may agree to in writing. That date, or if that date is advanced or postponed under this Section, then the date to which it is advanced or postponed, is called the closing date.

         9.1 At the closing date, Seller must deliver or cause to be delivered to Buyer:

             (a) Assignment of the Tenancy Agreements, properly executed by Seller;

             (b) Instruments of assignment and transfer of the other Assets of Seller;

             (c) Kiosks in broom swept clean condition and substantially in the same condition as of the date of this Agreement.

         9.2 Simultaneously with the consummation of the transfer, Seller, through its officers, agents, and employees, will put Buyer into sole, exclusive and unrestricted possession of the Assets to be conveyed and transferred by this agreement.

         9.3 Seller, at any time before or after the closing date, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by Buyer, and will take any other action consistent with the terms of this agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying, and confirming to Buyer, or reducing to possession, any or all property to be conveyed and transferred under this agreement. If requested by Buyer, Seller will prosecute or otherwise enforce in its own name for the benefit of Buyer any claims, rights, or benefits that are transferred to Buyer under this agreement and that require prosecution or enforcement in Seller's name. Any prosecution or enforcement of claims, rights, or benefits under this Section will be solely at Buyer's expense, unless the prosecution or enforcement is made necessary by a breach of this agreement by any of the Seller.

         9.4 Upon the closing date, Buyer must deliver to Seller the bank cashier's check in the amount Purchase Price.

     10. Seller' Indemnification. Seller agrees to indemnify and hold Buyer harmless at all times after the date hereof against and in respect of:

         (a) Any and all losses, damages, liabilities or deficiencies resulting from any misrepresentation, breach of warranty, or non-fulfillment of any representation, covenant or agreement of Seller under this Agreement, and from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to Buyer, including, without limitation, any liability or alleged liability for federal, state and/or local income, sales and/or employment taxes or withholdings of Seller on account of Seller's operation of the Assets;

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         (b) Any claims of any nature whatsoever arising in any manner out of any alleged liability or obligation of Seller which may be asserted or threatened against Buyer by reason of its acquisition of the Assets pursuant to this Agreement;

         (c) Any claims for taxes, whether federal, state, local, sales, employment or otherwise arising out of audits of Seller or on account of Seller's operation of the Assets;

         (d) Any claims against Buyer arising out of Seller's breach of any of its representations and warranties under this Agreement; and,

         (e) Any and all actions, suits, proceedings, demands, assessments, judgments, costs, expenses and legal fees incident to any of the foregoing and/or arising on account of the Seller's operation of the Assets.

         10.1 Buyer will promptly notify Seller of the existence of any claim, demand, or other matter to which Seller' indemnification obligations would apply, and will give them a reasonable opportunity to defend the same at their own expense and with counsel of their own selection; provided that Buyer will at all times also have the right to participate fully in the defense at its own expense. If, within a reasonable time after this notice, Seller fail to defend, Buyer will have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf and at the risk of Seller. If the claim is one that cannot by its nature be defended solely by Seller (including any federal or state tax proceeding), Buyer will make available all information and assistance that Seller may reasonably request.

     11. Buyer's Indemnification. Purchaser agrees to indemnify and hold Seller harmless at all times after the date hereof against and in respect of:

         (a) Any and all losses, damages, liabilities or deficiencies resulting from any misrepresentation, breach of warranty, or non-fulfillment of any representations, covenant or agreement of Purchaser under this Agreement, and from any misrepresentation in, or omission from, any instrument furnished or to be furnished to Seller, including without limitation, any liability or alleged liability for federal, state, and/or local income, sales and/or employment taxes or withholdings of Purchaser on account of Purchaser's operation of the Store;

         (b) Any claims of any nature whatsoever arising in any manner out of any alleged liability or obligation of Purchaser which may be asserted or threatened against Seller by reason of its disposition of the Assets pursuant to this Agreement;

         (c) Any claims for taxes, whether federal, state, local, sales, employment or otherwise arising out of audits of Purchaser or on account of Purchaser's operation of the Store;

         (d) Any claims against Seller arising out of Purchaser's breach of any of its representations and warranties under this Agreement; and,

         (e) Any and all actions, suits, proceedings, demands, assessments, judgments, costs, expenses and legal fees incident to any of the foregoing and/or arising on account of Purchaser's operation of the Assets, including without limitation any obligations arising out of or with respect to the Tenancy Agreements, or any of them.

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         Notwithstanding the above, Buyer's indemnification excludes any claims, actions, or demands that arise from or relate to the operation of the Assets prior to the closing date.

     12. Brokers' Commisions. Each party warrants that it has dealt with no broker or finder in connection with any transaction contemplated by this agreement, and, as far as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

         12.1 Seller and Buyer each indemnify and hold harmless one another against any loss, liability, damage, cost, claim, or expense incurred by reason of any brokerage commission or finder's fee alleged to be payable because of any act, omission, or statement of the indemnifying party.

     13. Cooperation In Preparing Agreement. The parties acknowledge that they have cooperated and participated in the drafting of this Agreement and all related documents. Each party will pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this agreement and in closing and carrying out the transactions contemplated in this agreement.

         14. Rules of Construction.

             14.1 The subject headings of the sections, paragraphs and subparagraphs of this agreement are included for convenience only and will not affect the construction or interpretation of any of its provisions.

             14.2 Unless the context clearly requires otherwise:

                  (a) Plural and singular numbers will each be considered to include the other;

                  (b) The masculine, feminine, and neuter genders will each be considered to include the others;

                  (c) "Shall," "will," "must," "agree," and "covenants" are each mandatory;

                  (d) "May" is permissive;

                  (e) "Or" is not exclusive; and

                  (f) "Includes" and "including" are not limiting.

     15. Entire Agreement. This agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and

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understandings of the parties. No supplement, modification, or amendment of this agreement will be binding unless executed in writing by all the parties. No waiver of any of the provisions of this agreement will be considered, or will constitute, a waiver of any other provision, and no waiver will constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

     16. Counterparts. This agreement may be executed simultaneously in one or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

     17. Successors and Assigns. This agreement will be binding on, and will inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns. No such assignment by Buyer will relieve Buyer of any of its obligations or duties under this agreement.

     18. Arbitration. Any controversy or claim arising from or relating to this agreement, or its making, performance, or interpretation, will be settled by private arbitration in San Diego under the commercial arbitration rules of the American Arbitration Association then existing. Judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

     19. Attorneys Fees. If any legal action, arbitration, or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorney fees and other costs incurred in that action or proceeding, in addition to any other relief to which they may be entitled.

     20. Termination. If either Buyer or Seller materially default in the due and timely performance of any of their warranties, covenants, or agreements under this Agreement, the nondefaulting party or parties may on the closing date give notice of termination of this agreement, in the manner provided in Section
22. The notice will specify with particularity the default or defaults on which the notice is based. The termination will be effective five days after the closing date, unless the specified default or defaults have been cured on or before five days after the closing date.

     21. Representations and Warranties. No representations or warranties whatever are made by any party except as specifically set forth in this Agreement, or in an instrument, certificate, opinion, or other writing provided for in this agreement. All statements contained in any of these instruments, certificates, opinions, or other writings will be considered to be warranties under this Agreement. The representations, warranties, and indemnities made by the parties in this Agreement or in instruments, certificates, opinions, or other writings provided for in the covenants and agreements to be performed or complied with by the respective parties under it before the closing date, will be continuing and will survive the Closing. Nothing in this Section will affect the obligations and indemnities of the parties with respect to covenants and agreements contained in this Agreement that are permitted to be performed, in whole or in part, after the closing date.

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     22. Notices. All notices, requests, demands, and other communications under this agreement must be in writing and will be considered to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the second day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         To Seller:                Joseph Ram, Manager
                                   AxcessMobile, LLC
                                   5880 Pacific Center Blvd
                                   San Diego, California 92121
                                   Fax No.: 866-457-0372

         To Buyer:                 John McEvoy, President
                                   Kevin DeHaan, Treasurer
                                   The Mobile Solution
                                   1660 Hotel Circle North, Suite 500
                                   San Diego, CA 92108
                                   Fax No.: 619-297-1877

         22.1 Any party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above.

     23. Governing Law. This agreement will be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California.

     24. Severability. If any provision of this agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this agreement be construed to remain fully valid, enforceable, and binding on the parties.

     IN WITNESS WHEREOF, the parties to this agreement have duly executed it on the day and year first above written.

                                            SELLER:
                                            AxcessMobile, LLC

                                            By:  /s/  Yair Abed
                                               -------------------------------
                                                      Yair Abed, Manager

                                            BUYER:
                                            The Mobile Solution Corporation

                                            By:  /s/  Kevin DeHaan
                                               -------------------------------
                                                      Kevin DeHaan, Treasurer

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

Exhibit A - Tenancy Agreements


                                   EXHIBIT "A"

TENANCY AGREEMENTS AND KIOSK LOCATIONS:

Westfield Shoppingtown Plaza Bonita Space No. 9006:
Purchase Price Allocation:          $
Term and Annual Lease Rate:
Thru January 31, 2005               $110,000.00
February 1, 2005- January 31, 2006          $113,300.00
February 1, 2006- January 31, 2007          $116,699.00
February 1, 2007- January 31, 2008  $120,200.00
Termination Date: January 31, 2008
Security Deposit Allocation:        $  18,333.00

Westfield Shoppingtown Parkway Plaza Space No. 9028:
Purchase Price Allocation:          $
Term and Annual Lease Rate:
Thru January 31, 2005               $100,000.00
February 1, 2005- January 31, 2006          $103,000.00
February 1, 2006- January 31, 2007          $106,090.00
February 1, 2007- January 31, 2008  $109,273.00
Termination Date: January 31, 2008
Security Deposit Allocation:        $  16,667.00

Westfield Shoppingtown Parkway Plaza Space No. 9011:
Purchase Price Allocation:          $
Term and Annual Lease Rate:
Thru January 31, 2005               $90,000.00
February 1, 2005- January 31, 2006          $92,700.00
February 1, 2006- January 31, 2007          $95,481.00
February 1, 2007- January 31, 2008  $98,345.00
Termination Date: January 31, 2008
Security Deposit Allocation:        $15,000.00

Westfield Shoppingtown North County Fair Space No. 9007:
Purchase Price Allocation:          $
Term and Annual Lease Rate:
Thru January 31, 2006               $  96,000.00
February 1, 2006- January 31, 2007          $  98,880.00
February 1, 2007- January 31, 2008          $101,847.00
Security Deposit Allocation:        $  16,000.00

Westfield Shoppingtown Plaza Camino Real Space No. 9008:
Purchase Price Allocation:          $
Term and Annual Lease Rate:
Thru January 31, 2005               $100,000.00
February 1, 2005- January 31, 2006          $103,000.00
February 1, 2006- January 31, 2007          $106,090.00
February 1, 2007- June 31, 2007             $109,273.00
Termination Date: January 31, 2007
Security Deposit Allocation:        $  16,667.00

Westfield Shoppingtown Plaza Camino Real Space No. 9017: (Seller's $5,000
deposit held by Landlord) Purchase Price Allocation:          $
Term and Annual Lease Rate:

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EXHIBIT A - Continued

Thru June 30, 2005                  $74,263.00
Security Deposit Allocation:        $12,377.00
Termination Date: June 30, 2005

Total Security Deposit:                     $ 95,044.00

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